NATIONAL FUEL
                       EMPLOYEE COMPUTER PURCHASE PROGRAM


I.         INTRODUCTION
           ------------

The Employee Computer Purchase Program (ECPP) is a program whereby National Fuel Gas Distribution and Supply Corporation (collectively the "Company") will provide interest free loans to eligible employees for the purpose of buying personal computer systems for home use. The objective of the program is to provide employees with a tangible benefit and at the same time facilitate a potential increase in employee productivity through an improved understanding and application of computers.

The opportunity to participate in the program will be provided at the discretion of the Company. Employees should consider their purchase carefully since each participating employee will be eligible for only one loan under the program.

Applicable computer systems are limited to personal computer systems, related equipment and software. The Information Services Department will reserve the right to approve or disapprove loan applications based on system content.
Products meeting this criterion may change from year to year and a list of approved hardware, software and accessories is included as Attachment I.

Employees benefit by acquiring a personal computer to do such business oriented tasks as personal finance records, taxes and analyzing major purchase decisions. The program will also benefit those employees utilizing National Fuel's Tuition Reimbursement Program and assist employees in becoming more productive through increased understanding of computers. National Fuel benefits whenever employees are able to increase their productivity through a better understanding of personal computer hardware and software and apply that knowledge to their everyday responsibilities and duties.


II.        PROGRAM PROVISIONS
           ------------------

           ELIGIBILITY

1. All full time Distribution and Supply Supervisory, Executive, and non-union hourly employees are eligible to participate in the program upon the completion of one (1) year of continuous service.

2. An employee whose salary is being garnished or who has any Company credit action against them cannot participate in the program until such action is resolved. In order to verify the creditworthiness of an employee's application for an ECPP loan, the Company reserves the right to investigate an employee's credit background through a third party consumer reporting agency.

3. The program is limited to the first 215  qualified  employees.  Loans will be awarded on a first come basis. Applications will be considered and reviewed based on the date the itemized/dated vendor quotation (or paid itemized/dated receipt) and other completed and signed program forms are received in Information Services. The date of the itemized/dated vendor quotation (or paid itemized/dated receipt) must not be older than 30 days from the date the application is received.

           LOAN CONDITIONS

1. The employee may borrow any amount from $1,000 to $3,000 interest free to cover the full or partial cost of an approved personal computer system and related equipment and software. Any system, related equipment or software obtained through the ECPP cannot be transferred, leased or loaned by the employee for the period of the loan.

2. If an employee who has purchased computer equipment under the program returns equipment for a refund, all monies received are to be returned to National Fuel and applied to the balance of the loan.

3. The sole purpose of this loan is to purchase a computer and associated hardware/software for use at the employee's home.

           REPAYMENT

1. Payroll deductions will take effect approximately 20 days after the employee receives the check for the system.

2. Loans will be repaid over a 36-month period. The employee may elect to repay the entire amount of the loan prior to the expiration of the 36-month loan period without penalty.

3. If an employee takes an unpaid leave of absence for any reason, the employee is expected to maintain his or her monthly repayment schedule while on leave.

4. If an employee separates from the Company for any reason or disposes of their system prior to repayment of his or her loan, he or she must immediately repay any amount remaining on the loan.

           HARDWARE OPTIONS & SOFTWARE OPTIONS

Approved computer hardware and software are listed in Attachment I. The approved software product options in the program are limited to packages, which are compatible with the hardware selected by employees (as determined by Information Services).

           MAINTENANCE/SUPPORT

The cost of all repairs and the installation of computer hardware/software is the responsibility of the employee.

           INSURANCE

Insurance of the employee's system against theft or damage is the responsibility of the employee and cannot be included in the loan. While insurance is not mandatory under the program, it is strongly recommended.

III.       PROGRAM MODIFICATION/DISCONTINUANCE
           -----------------------------------

The Company reserves the right, at its sole discretion, to modify or discontinue this program. Payroll deductions for the unpaid balance on the loan will continue in effect until the loan is paid in full.

IV.        PROGRAM PARTICIPATION
           ---------------------

Employees who wish to participate should follow this procedure in applying for a loan.

1. Obtain ECPP Loan Agreement/Payroll Deduction Form and Promissory Note from Human Resources (New York) by calling extension 7099.

2. Employee may either:
           a. Purchase the hardware and/or  software  outright and then submit a
           paid/dated   itemized   receipt;   or
           b. Obtain and submit an itemized/dated quotation from the vendor before making the purchase
           **Employees will be required to present National Fuel identification to participating LOCAL vendors to qualify for discounts (see Attachment II).

In both cases the receipt or quotation must show:

           -Name and address of vendor
           -Date of purchase or quotation
           -All items  purchased or to be purchased  with the item  description, quantity, and individual price for the item, unless included in a package and not separately available
           -Total cost
           -Shipping and handling charges, in the case of mail order
           -Applicable state and local taxes
***Under the provisions  outlined in the Employee Computer Purchase Program,  an
employee  who   purchases   hardware   and/or   software   prior  to  submitting
documentation for approval is not guaranteed a loan.

3. Complete and sign Loan Agreement/Payroll Deduction Form and Promissory Note.

4. Submit paid itemized/dated receipt (or itemized/dated quotation list) and signed Loan Agreement/Payroll Deduction Form and Promissory Note to Information Services (Debbie Kupczyk, Main 4) for review and approval.
                                                 --------
Please note:
           -An employee's application for a loan under the program will be assigned a priory number (up to #215) once it is received in Information Services
           -Forms must be submitted within 30 calendar days of the quote or purchase date to maintain system price integrity

5. Information Services will review the forms for compliance and modify as necessary. The employee will be notified regarding changes and eligibility.

6. Payroll Department will distribute the check to the employee, payable to vendor or employee in the case of reimbursement. The employee has 60 calendar days to purchase the system or forfeit their loan eligibility.

ATTACHMENT I


                                  NATIONAL FUEL
                       EMPLOYEE COMPUTER PURCHASE PROGRAM



LISTING OF APPROVED HARDWARE AND SOFTWARE
-----------------------------------------



Purchases of new personal computer equipment and software may be made from any vendor or manufacturer, including mail-order companies. Purchase of used hardware or software is not eligible for inclusion under the program. All personal computer equipment that is game-related is also excluded from the ECPP.


APPROVED HARDWARE                                               ITEMS NOT INCLUDED IN THE PROGRAM
-System units (desktops or laptops)                             -PDA's (personal digital assistants)
-Additional memory (RAM)                                        -Joysticks
-Monitors                                                       -Fax machines
-Printers                                                       -Phones
-Mice, trackballs, etc.                                         -Pagers, calculators
-Disk drives, floppy drives, tape back-up units                 -Consumables: paper, toner cartridges, diskettes, etc.
-Sound cards                                                    -Network interface cards
-Scanners                                                       -Hubs, routers, bridges and other LAN (local area
-Modems, fax/modems                                               network) equipment
-Video and graphics boards                                      -Mousepads
-Speakers                                                       -CD/diskette storage boxes
-CD-ROM drives                                                  -Computer furniture
-Keyboards


All personal productivity, business, and educational software is eligible for inclusion in the program. Games are not eligible for the program.

APPROVED SOFTWARE
-Operating systems such as DOS, WINDOWS, and
  WINDOWS 95
-Word processing, spreadsheets, database, project
  management
-Graphics packages and desktop publishing programs
-Utilities, like memory expanders, uninstall programs,
  file management aids, virus scanners, etc.
-Business oriented programs such as general
  accounting, tax preparation, inventory, CAD/CAM
-Compilers and programming tools
-Personal finance programs
-Internet browsers

Note:

1. For those products ordered through a mail-order company, shipping and handling costs can be included in the loan amount.

2.   Other   services   costs,   such   as:   extended   maintenance,   training
setup/configuration, monthly charges for commercial on-line services (AOL, Compuserve, MSN), and subscription fees are not eligible for the ECPP.

3. The purchase of duplicate and/or multiple hardware or software equipment will not be approved under the program.

4. Sales tax can also be included in the loan amount.

ATTACHMENT II


                                  NATIONAL FUEL
                       EMPLOYEE COMPUTER PURCHASE PROGRAM



LISTING OF VENDORS OFFERING DISCOUNTS
-------------------------------------


           NEW YORK

-------------------------- --------------------------- ------------------------------------ ----------------------------
         VENDOR                     ADDRESS                          CONTACT                         DISCOUNT
-------------------------- --------------------------- ------------------------------------ ----------------------------
-------------------------- --------------------------- ------------------------------------ ----------------------------
Computer City              2309 Eggert Road            Walt Bielinski (716) 838-8446        $50-$250 Based on model &
                           Tonawanda, NY     14150     Or                                   manufacturer
                                                       Mike Palato    (716) 838-8444
-------------------------- --------------------------- ------------------------------------ ----------------------------
-------------------------- --------------------------- ------------------------------------ ----------------------------
Technical                  121 Hamburg Street          Howard Richardson                    $25-$100 Based on model &
Concepts                   East Aurora, NY     14052   (716) 655-0055, ext. 109             manufacturer
International
-------------------------- --------------------------- ------------------------------------ ----------------------------




           PENNSYLVANIA

-------------------------- --------------------------- ------------------------------------ ----------------------------
         VENDOR                     ADDRESS                          CONTACT                         DISCOUNT
-------------------------- --------------------------- ------------------------------------ ----------------------------
-------------------------- --------------------------- ------------------------------------ ----------------------------
Erie Computer              4509 West 26th Street       Art Leopold                          4-5% Based on model &
                           Erie, PA     16506          (814) 838-6386                       manufacturer
-------------------------- --------------------------- ------------------------------------ ----------------------------
-------------------------- --------------------------- ------------------------------------ ----------------------------
Office Machines Service    2016 Peach Street           Larry or Daria Reymore               4-5% Based on model &
& Support                  Erie, PA     16502          (814) 453-5867                       manufacturer
-------------------------- --------------------------- ------------------------------------ ----------------------------




           MAIL ORDER

-------------------------- --------------------------- ------------------------------------ ----------------------------
         VENDOR                                                      CONTACT                         DISCOUNT
-------------------------- --------------------------- ------------------------------------ ----------------------------
-------------------------- --------------------------- ------------------------------------ ----------------------------
Gateway 2000               610 Gateway Drive           Anton Fasenmyer                      1% on professional systems
                           P.O. Box 2000               (800) 846-2036, ext. 55022
                           North Sioux City, SD
                           57049-2000
-------------------------- --------------------------- ------------------------------------ ----------------------------


Employees  will  be  required  to  present  National  Fuel   identification   to
participating LOCAL vendors to qualify for discounts.

                                                   APPROVER INITIALS:
                                            --------------- -----------------
                                            Date of Hire
                                            ---------------- ----------------
                                            HR
                                            ---------------- ----------------
                                            IS
                                            ---------------- ----------------
                                            AP
                                            ---------------- ----------------
                                            PYRL
                                            ---------------- ----------------

                                  NATIONAL FUEL
                       EMPLOYEE COMPUTER PURCHASE PROGRAM
                      LOAN AGREEMENT/PAYROLL DEDUCTION FORM

------------------------------------------------------------------------------

NAME (print):______________    EMPLOYEE# _______     RC/ACTIVITY #_____________

NFG COMPANY: (|_| NYD, |_| PAD, |_| SPLY)

AMOUNT OF LOAN:  $______________ NAME OF SELLER:  _____________________________

ITEMIZED REQUEST (check one):

|_|  Paid Receipt (check payable to employee)
|_|  Quotation (check payable to seller)

In consideration of National Fuel granting an interest free loan to me, for a term of 3 years, in the amount as stated above, and for the express purpose of acquiring personal computer equipment and/or software for my personal use, I hereby agree to reimburse National Fuel the amount of $_______________ over thirty-six consecutive months through payroll deductions in amounts equal to $ _____________ per pay period and a final payment of $______________, which is
the                              remaining                              balance.
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
CONDITIONS FOR LOAN
-------------------------------------------------------------------------------

   The Company does not assume and hereby expressly disclaims any obligation or liability with respect to service of or warranties (expressed or implied, including merchantability and fitness) related to the product(s) described herein.


   The Company shall not be responsible for the installation, service, and repair of the item(s).

   The Company reserves the right to conduct credit worthiness checks and to deny loans for credit troubled employees.

   I certify that I have read the National Fuel Employee Computer Purchase Program terms and I accept the terms and conditions included therein and certify that the attached PC hardware/software items listed in the receipt or quotation will be used for my personal and/or immediate family use.


-------------------------      -------------------------     ------------------

EMPLOYEE NAME (PRINT)            EMPLOYEE SIGNATURE                  DATE
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
PAYROLL DEDUCTION AUTHORIZATION

I hereby authorize and direct the Company to deduct from my salary or wages each pay period, a sum of money as stated above and apply said sum to the balance due under this agreement. I understand and agree that if any balance remains on my purchase account upon termination of employment with the Company or an unpaid leave of absence, such balance shall be deducted from any sums due me from the Company, and if it is determined that my final pay is less than this balance, I shall provide lump sum cash payment of such balance on or before my last workday. Payroll deduction will commence with the first paycheck following receipt of this Agreement in the Payroll Department.

                        ------------------------------      ------------------
                              EMPLOYEE SIGNATURE                   DATE

-------------------------------------------------------------------------------

                             PROMISSORY NOTE TERMS
                             ---------------------

The undersigned individual ("Purchaser"), for value received, promises to pay National Fuel Gas Company or any of its subsidiaries (collectively "the
Company") the sum stated in the Employee Computer Purchase Program Loan Agreement in installments, as described, and in the same amount (except the last installment with shall be unpaid balance) on the same day of each month thereafter until paid. Upon default, the remaining unpaid balance shall accrue interest at a compounded annual rate equal to the maximum lawful rate of interest at the date of default, until paid in full.

This Note shall, at the option of the Company, become immediately due and payable, upon the happening of any one of the following specified events; (1) failure to pay any amount as herein agreed; (2) default in the performance of any other obligation to the Company evidenced by this Note; and (3) upon Purchaser's death, retirement, or other separation or leave of employment.

The Purchaser hereby gives to the Company the right of setoff with respect to the balance or all sums of money at any time held for the credit of the Purchaser.

The Purchaser hereby authorizes and empowers any attorney of any court of record within the United States or elsewhere to appear for Purchaser and, with or without complaint filed, confess judgment as of any term against Purchaser in favor of Company for the amount of the indebtedness, together with costs of suit and attorney's fee for collection in the amount of twenty-five percent (25%) of the indebtedness or $500, whichever is greater, provided the attorney's fee shall not exceed the amount permitted by law, with release of errors, without any stay of execution or right of appeal. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such execution shall be held by any court to be voidable or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Company shall elect, until such time as the Company shall have received payment in full of the indebtedness and costs. The Purchaser waives any rights under all laws exempting real or personal property from execution.

The Company may assign and transfer this Note to any other person, firm, or corporation and may assign, transfer, deliver, and repledge the aforesaid collateral or any part thereof to the assignee or transferee of this Note, who shall thereupon become vested with all the powers and rights above given to the Company in respect thereof, and the Company shall thereafter be forever released and discharged from all responsibility or liability to the undersigned for or on account of the collateral so assigned, transferred, or delivered.

No delay on the part of the Company in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right allowed by law or granted hereunder preclude other or further exercise thereof or the exercise of any other power or right; nor shall the Company be liable for exercising or failing to exercise any such power or right. None of the terms or provisions of this Note may be excluded, modified, or amended, except by a written instrument expressly referring thereto and setting forth the provision so excluded, modified or amended.

WITNESS the due execution hereof with the intent to be legally bound the _____ day of __________, 19____.



-------------------------                   --------------------
Purchaser/Employee Signature                         Date



Print Name: ______________________________






  TO BE SUBMITTED WITH ITEMIZED/DATED RECEIPT OR ITEMIZED/DATED QUOTATION LIST